SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 21, 2003

Commission                                Registrants, States of Incorporation,                                                             I.R.S. Employer
File Numbers                              Addresses and Telephone Numbers                                                             Identification Nos.

1-27031                                     ENTERGY GULF STATES, INC.                                                                 74-0662730
                                                  (a Texas corporation)
                                                  350 Pine Street
                                                  Beaumont, Texas 77701
                                                  Telephone (409) 838-6631

1-11299                                     ENTERGY CORPORATION                                                                       72-1229752
                                                   (a Delaware corporation)
                                                   639 Loyola Avenue
                                                   New Orleans, Louisiana 70113
                                                   Telephone: (504) 576-4000

Item 5. Other Events and Regulation FD Disclosure.
Item 12. Results of Operations and Financial Condition.

Entergy Corporation and Entergy Gulf States, Inc.

Recovery of River Bend Costs

See the Current Report on Form 8-K of Entergy Corporation and Entergy Gulf States dated July 11, 2003 regarding the Texas Third District Court of Appeals decision issued that date. The Court of Appeals decision unanimously affirmed a judgment of the Travis County District Court affirming a Public Utility Commission of Texas order disallowing recovery by Entergy Gulf States of River Bend nuclear power plant costs that had been held in abeyance since 1988.

Entergy Gulf States is considering further judicial courses of action available to it in the proceeding, including petitioning the Court of Appeals for reconsideration of its decision or filing a petition for Texas Supreme Court review of that decision. Nevertheless, after considering the progress of the proceeding in light of the decision of the Court of Appeals, management has concluded that it is prudent to accrue for the loss that would be associated with a final, non-appealable decision disallowing the abeyed plant costs. The net carrying value of the abeyed plant costs is $107.7 million as of June 30, 2003, and after this accrual Entergy Gulf States has provided for all potential loss related to current or past contested costs of construction of the River Bend plant. After final consideration of the tax effect, accrual of the loss will reduce second quarter 2003 net income by $65.6 million, and will reduce Entergy Corporation's second quarter 2003 diluted earnings per share by $0.28 per share.

Item 12. Results of Operations and Financial Condition.

Entergy Corporation

The loss accrual will reduce as-reported earnings as described above, but will not affect operational earnings per share reported in Entergy Corporation's second quarter 2003 earnings release because it is considered a special item. The accrual is considered a special item because it results from a non-operating event that involves construction costs paid by Entergy Gulf States through 1986. The costs at issue have been contested since that time and have never been included in Entergy Gulf States' rates. Because the costs were incurred several years ago and have never been a part of rates, exclusion of the loss accrual from operational earnings is useful in comparing Entergy's current operating results to its performance in prior periods and to others in the industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Gulf States, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: July 22, 2003